EXHIBIT 10.2

                 SHARE EXCHANGE AND NOTE MODIFICATION AGREEMENT

         This SHARE EXCHANGE AND NOTE MODIFICATION AGREEMENT ("AGREEMENT") is made this ____ day of January, 2003, by and between SILVANO DIGENOVA, an individual ("DIGENOVA"), TANGIBLE ASSET GALLERIES, INC., a Nevada corporation ("COMPANY") and STANFORD VENTURE CAPITAL HOLDINGS, INC., a Delaware corporation ("STANFORD"), with reference to the following facts:

                                 R E C I T A L S
                                 ---------------

         A. DiGenova owns seven thousand (7,000) shares of the Series C $100 Redeemable Convertible Preferred Stock of the Company (the "SERIES C PREFERRED STOCK"), constituting all of the outstanding shares of such series.

         B. DiGenova also holds a promissory note dated April 10, 2002, in the original principal amount of One Million Dollars ($1,000,000) from the Company (the "NOTE"). The current principal balance of the Note is $1,000,000 and there is accrued and unpaid interest of approximately $50,000

         C. Further, DiGenova holds: (1) four million (4,000,000) warrants to purchase common stock of the Company, warrant nos. 2002-002-A, 2002-002-B and 2002-002-C; (2) one million five hundred thousand (1,500,000) warrants issued July 6, 2001 to purchase common stock of the Company at $0.39 per share and (3) one million four hundred two thousand (1,402,000) warrants issued July 6, 2001 to purchase common stock of the Company at $0.21 per share. The parties desire, as compensation for DiGenova's continued guaranty of certain loans to the Company, to reduce the exercise price on the foregoing warrants (the "WARRANTS") to $0.0005 (i.e., five thousandths of a cent) per share. The six million nine hundred two thousand (6,902,000) shares of common stock issuable upon exercise of the Warrants are referred to herein as the "WARRANT SHARES." The Warrants will be exercised at the "Closing" as such term is defined below.

         D. The Company is preparing to issue Series D Preferred Stock for an aggregate purchase price of Two Million Dollars ($2,000,000) to Stanford pursuant to that certain Series D Preferred Stock Purchase and Warrant Exercise Agreement dated as of even date herewith (the "SERIES D PURCHASE AGREEMENT"). For purposes hereof, the terms "CLOSING" refers to the closing of the issuance of the Series D Preferred Stock to Stanford on the First Closing Date (as such term is used in the Series D Purchase Agreement), and the term "REVERSE STOCK SPLIT" has the meaning given it in the Series D Purchase Agreement.

         E. The parties desire that at the Closing, DiGenova exchange his shares of Series C Preferred Stock for Common Stock of the Company, that he modify the Note as described herein, and that his Warrants be modified and exercised as set forth herein.

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                                A G R E E M E N T
                                -----------------

         NOW THEREFORE, in consideration of the foregoing recitals and the agreements of the parties set forth herein, the parties do hereby agree as follows:

1.       EXCHANGE.
         ---------

         Effective at the Closing, and without further action on the part of DiGenova, DiGenova agrees that all of his 7000 shares of Series C Preferred Stock shall be exchanged for a total of 11,666,667 shares of the Company's common stock (the "COMMON STOCK"). The Series C Preferred Stock shall thereupon be retired and cancelled by the Company. At the Closing, DiGenova shall tender to the Company the original certificate(s) representing the Series C Preferred Stock, duly endorsed to the Company, as required by the Company.

2.       AMENDMENT OF NOTE.
         ------------------

         Effective at the Closing and without further action on the part of DiGenova, DiGenova also agrees that the Note shall be modified to provide that the principal balance thereof shall be repaid in 20 equal quarterly payments of $50,000, with each such principal payment due on the last day of each calendar quarter, commencing September 30, 2003. Accrued interest shall be paid at the end of each month, commencing with February 2003. At the Closing DiGenova shall deliver his original Note for cancellation, and the Company shall execute and deliver a new note, in the form attached hereto as Exhibit A.

3.       AMENDMENT AND EXERCISE OF WARRANTS.
         -----------------------------------

         The Company hereby reduces the exercise price for all the shares of the Common Stock covered by the Warrants to $0.001 per share effective immediately. If the Reverse Stock Split occurs, the exercise price of the Warrants following such Reverse Stock Split shall remain at $0.001 per combined share. At the Closing, DeGenova shall deliver to the Company the Warrant Exercise Forms attached to the Warrants, pursuant to which he shall exercise all the Warrants, such exercise to be effective concurrently with the Reverse Stock Split, at $0.001 per combined share. The exercise price under the Warrants (an aggregate of Three Hundred Forty-Five Dollars and 10/100 ($345.10), after giving effect to the Reverse Stock Split) shall be paid by DiGenova by personal check delivered to the Company. Immediately upon the effectiveness of the Reverse Stock Split, the Company shall issue an aggregate of 345,100 post-split shares (the "WARRANT STOCK") of the Common Stock to DiGenova. Notwithstanding anything to the contrary in the Company's Certificate of Designation of Series B $1.00 Convertible Preferred Stock (the "SERIES B PREFERRED STOCK") or Certificate of Designation of Series C $100 Redeemable 9% Convertible Preferred Stock (the "SERIES C PREFERRED STOCK"), DiGenova, as holder of all of the issued and outstanding shares of the Series C Preferred Stock and of 400,000 shares of the Series B Preferred Stock, and Stanford, as holder of all the remaining issued and outstanding shares of the Series B Preferred Stock, hereby agree that neither the "Conversion Price" nor "Conversion Rate" (as such terms are used in such certificates of designations) shall be adjusted as a result of the reduction of the exercise price of the Warrants hereunder.

4.       REPRESENTATIONS AND WARRANTIES BY DIGENOVA.
         -------------------------------------------

         DiGenova represents and warrants to the Company and Stanford that:

         (a) he is purchasing the Common Stock and Warrant Shares for investment, and not for the purpose of or with a view to the unregistered resale or distribution thereof;

         (b) he understands that the Common Stock and Warrant Shares issuable to him hereunder shall be "RESTRICTED SECURITIES" under the Securities Act of 1933, as amended (the "ACT"), and may not be resold, transferred, pledged, or hypothecated unless registered under the Act;

         (c) he understands that until such time as the Common Stock and Warrant Shares shall have been registered under the Act or he demonstrates to the reasonable satisfaction of the Company and its counsel that such registration shall no longer be required, such securities may be subject to a stop-transfer order placed against the transfer of such securities, and such securities shall bear a restrictive legend restricting the transfer thereof;

         (d) he is (i) experienced in making investments of the kind described in this Agreement and the related documents, (ii) able, by reason of his business and financial experience, to protect his own interests in connection with the transactions described in this Agreement and the related documents,
(iii) able to afford the entire loss of its investment in the Common Stock and Warrant Shares, and (iv) an "ACCREDITED INVESTOR" as defined in Rule 501(a) of Regulation D promulgated under the Act, and knows of no reason to anticipate any material change in his financial condition for the foreseeable future;

         (e) in his capacity as an officer and director of the Company, he has had complete and unrestricted access to information regarding the Company and understands the risks involved in investing in its securities, including, without limitation, the possibility that he could lose his entire investment;

         (f) the shares of Series C Preferred Stock being transferred by him to the Company at the Closing are free and clear of all liens, claims and encumbrances, and any voting, proxy or other similar agreements;

         (g) the transactions contemplated by this Agreement do not and will not violate any agreement by which he is bound or to which any of the Company's securities are subject.

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
         ----------------------------------------------

         The Company represents and warrants to DiGenova that:

         (a) The Common Stock and Warrant Shares issuable to DiGenova hereunder have been, and at the Closing will be, duly authorized and validly issued, fully paid and nonassessable.

         (b) The transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes the valid and binding agreement of the Company and is enforceable in accordance with its terms.

6.       LEGAL REPRESENTATION.
         ---------------------

         DiGenova acknowledges that the firm of Rutan & Tucker, LLP has acted solely as counsel to the Company in connection with this transaction, and has not represented or provided legal advice to him. DiGenova has been advised to seek, and has had the opportunity to obtain, tax and legal advice from independent legal counsel regarding the transactions contemplated hereby.

7.       MISCELLANEOUS.
         --------------

         (a) ENTIRE AGREEMENT. This Agreement and the Exhibit hereto constitutes the entire agreement between the parties relating to the subject matter hereof, is intended as a complete and exclusive statement of the terms of the agreement among the parties with respect thereto and supersedes all prior agreements, representations and understandings, whether written or oral, concerning such subject matter.

         (b) COUNTERPARTS; FACSIMILE TRANSMISSION. This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument. Facsimile transmission of any signed original document or retransmission of any signed facsimile transmission will be deemed the same as the delivery of an original. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document.

         (c) FURTHER ASSURANCES. The parties shall at their own cost and expense execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to carry out the intent and purposes of this Agreement.

         (d) STANFORD AS BENEFICIARY. The parties acknowledge that (i) DiGenova's agreements hereunder are a material inducement for Stanford to purchase the Series D Preferred Stock, (ii) Stanford would not purchase the Series D Preferred Stock unless DiGenova agreed to the terms of this Agreement and (iii) Stanford is a third-party beneficiary under this Agreement with full right to seek enforcement of this Agreement against the parties hereto. No provisions of this Agreement may be amended, modified, waived, cancelled or terminated without the express advance written approval of Stanford.

         (e) GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California, provided, however, that matters pertaining to the issuance of stock shall be governed by the laws of the State of Nevada.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


DIGENOVA:                               /s/ Silvano DiGenova
                                        ----------------------------------------
                                        SILVANO DIGENOVA



COMPANY                                 TANGIBLE ASSET GALLERIES, INC.,
                                        a Nevada corporation


                                        By: /s/ Silvano DiGenova
                                            ------------------------------------




STANFORD STANFORD VENTURE CAPITAL HOLDINGS, INC., a Delaware corporation


                                        By: /s/ James M. Davis
                                            ------------------------------------

                                    EXHIBIT A

                                 PROMISSORY NOTE

$1,000,000                                             Newport Beach, California
                                                               February 10, 2003

         FOR VALUE RECEIVED, TANGIBLE ASSET GALLERIES, INC., a Nevada corporation (hereinafter referred to as "OBLIGOR"), promises to pay to SILVANO DIGENOVA (hereinafter referred to as "HOLDER"), the principal sum of $1,000,000, together with simple interest, which shall accrue at a rate of 9.0% per annum from the date hereof, on the principal sum of this Note from time to time outstanding.

         1. Obligor shall pay principal installments in an amount of $50,000.00 each, on the last day of each calendar quarter, commencing September 30, 2003, until paid in full.

                  (a) All interest as accrues on the unpaid balance of this Note shall be paid on a monthly basis, on the last day of each month after the date hereof.

                  (b) A late fee of 2.0% of the installment due shall be imposed if such installment is not timely paid in accordance herewith.

                  (c) Notwithstanding the foregoing, upon the occurrence and continuance of a failure to pay an installment on this Note when due (an "EVENT OF DEFAULT"), this Note shall, at the option of the Holder of this Note, become immediately due and payable upon written notice to Obligor during the continuance of such event of Default and, in such event, the Holder of this Note shall have and may exercise any and all of the rights and remedies he may have under the laws of the State of California.

         2. All payments on this Note shall be made in lawful money of the United States of America, and all notices by Obligor to the Holder shall be sent by first class mail and if so sent shall be deemed received by Holder 72 hours after being deposited in the U.S. mails if addressed to Holder, at 32001 Pacific Coast Highway, Laguna Beach, California 92651 or at such other place as the Holder shall have designated hereafter to Obligor in writing. Obligor shall have the right to prepay any outstanding indebtedness hereunder in whole or in part, at any time.

         3. To secure the payment of this Note and of all other indebtedness now owing or hereafter incurred by Obligor to Holder, Obligor hereby grants to Holder a first priority security interest in Obligor's inventory and accounts receivable, and reconfirms that all obligations hereunder are secured obligations as set forth in Section 3 of the Loan and Security Agreement between Obligor and Holder dated as of April 3, 2002.

         4. The security interest created hereby shall in no way be impaired or otherwise affected by or on account of any indulgence, forbearance, renewal, or extension of this Note or of any other indebtedness created hereby. Obligor hereby waives presentment and notice with respect to the maturity of its obligations under this Note and any other such debts, and hereby agrees that Holder may foreclose its security interest in the Collateral without first filing suit to collect this Note.

         5. Upon failure to pay the indebtedness secured hereby in full maturity, whether stated or by acceleration, Holder is authorized and empowered to sell the whole or any part of the Collateral then held by him in such manner, subject to the security interests of First Bank & Trust and KSH Investment Fund I, LP, as Holder sees fit and is consistent with applicable law. Sale of part of the Collateral shall not exhaust Holder's power of sale, but sales may be made from time to time until all the Collateral is sold, or until the debts hereby secured are paid in full. Holder shall receive the proceeds of such sale or sales and shall apply those proceeds in the order stipulated in the relevant provisions of the California Commercial Code. If this Note is placed in the hands of an attorney for collection or is collected in whole or in part through any judicial or arbitral proceedings, Obligor agrees to pay Holder's attorney's fees and costs.

         6. This Note, together with Holder's interest in the Collateral, may not be transferred or assigned by Holder without Obligor's express written consent, and any attempted assignment without such consent shall be void.

         7. This Note shall be governed by and construed in accordance with the laws of the State of California without regard to its conflict of laws principles. Notwithstanding anything to the contrary contained herein, no provision of this Note shall require or permit the charging, payment, or collection of interest at a rate in excess of the maximum lawful rate permitted under California law. If any interest in excess of the lawful rate is provided in this Note, or shall be adjudicated to be so provided, the provisions of this paragraph shall govern and prevail, and Obligor shall not be obligated to pay the excess amount of such interest. If any interest in excess of such maximum lawful rate is paid to or collected by Holder, the full amount of such excess shall be applied toward reduction of the outstanding principal balance or refunded to Obligor, as appropriate, so that in no event shall Holder charge, receive or collect interest at a rate higher than the maximum rate permitted by California law.

Dated: February 10, 2003            TANGIBLE ASSET GALLERIES, INC.


                                    By:
                                        ----------------------------------------
                                        Paul Biberkraut, Chief Financial Officer


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